    As filed with the Securities and Exchange Commission on December 4, 1998

                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.
                      ___________________________________

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                      ___________________________________

                       HOME SECURITY INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)


                     Delaware                           98-0169495
          (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)            Identification No.)


     Level 7, 77 Pacific Hwy., North Sydney, NSW Australia          2060
     (Address of Principal Executive Offices)                    (Zip Code)

                 1997 Non-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

                              ("Directors' Plan")

                                 50,000 Shares

                       1997 EMPLOYEES' STOCK OPTION PLAN

                              ("Employees' Plan")

                                 750,000 Shares

                           (Full title of the Plans)

                             Mr. Bradley D. Cooper

                            Chief Executive Officer

                                1209 Orange St.

                            Wilmington, DE 19801-99

                        ________________________________

                                    Level 7

                                77 Pacific Hwy.

                            North Sydney, Australia

                    (Name and address of agent for service)

                                 (312) 580-2354

         (Telephone number, including area code, of agent for service)
                                    Copy to:

                              Fernando R. Carranza
                               D'Ancona & Pflaum
                            30 North LaSalle Street
                               Chicago, IL 60602
                           Telephone: (312) 580-2161

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                   Proposed         Proposed
     Title of                      Amount          maximum          maximum           Amount of
     securities to                 to be           offering price   aggregate         registration
     be registered                 registered      per share        offering price    fee
------------------------------------------------------------------------------------------------------
     Common Stock
     ($0.001 par value)            750,000 (1)      $10.00 (4)      $7,500,000        $2,085.00 (6)

     Common Stock
     ($0.001 par value)             20,000 (2)      $10.00 (4)      $  200,000         $55.60   (6)

     Common Stock
     (0$0.001 par value)            30,000 (3)      $9.125 (5)      $  273,750         $76.10   (6)

     Total Registration Fee:                                                           $2,216.70
                                                                                       ----------

          (1) The number of shares set forth to be registered is the aggregate number already issued under the Employees' Plan and which could be purchased upon exercise of all such options.

          (2) The number of shares set forth to be registered is the aggregate number of shares already issued under the Directors' Plan and which could be purchased upon exercise of all such options.

          (3) The number of shares set forth to be registered is the maximum number of shares which could be purchased upon exercise of all such options which may hereafter be granted under the provisions of the Directors' Plan.

          (4) Represents the exercises prices of options granted under both the Employees' Plan and the Directors' Plan.

          (5) Estimated solely for purposes of calculating the registration fee and based on the average high and low sale prices of the registrant's Common Stock on December 2, 1998, as reported on the American Stock Exchange.

          (6) Registration Fee computed pursuant to Rule 457 (h)(1)
                              ___________________

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

     The documents listed in (a) through (d) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

     (a) The registrant's annual report on Form 10-K for the fiscal year ended June 30, 1998.

     (b) The registrant's quarterly reports on Form 10-Q for the period ended September 30, 1998.

     (c) The description of the registrant's Common Stock contained in the registration statement on Form 8-A dated June 20, 1997 filed under
          Section 12 of the Securities Exchange Act of 1934, File No. 001-14502, together with any amendment or report filed for the purpose of updating such description.

     (d) On October 7, 1998, the Company filed a Form 8-K to disclose its October 1, 1998 acquisition of 100% of the issued and outstanding stock of Integrrated International Home security limited ("IIHSL"), a British Virgin Island company that owns 75.04% of the issued and outstanding common stock of Ness Security Products Pty Ltd, an Australian company, a leading designer and manufacturer of security alarm products in Australia and the Company's sole supplier of its SecurityGuard alarm. The Company shall file an amended 8-K on or before December 14, 1998 which shall include the proforma financial statements required under Item 7 of Form 8-K.

Item 4.  Description of Securities.
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-----------------------------------------------

     The validity of the shares of Common Stock offered hereby will be passed upon by D'Ancona & Pflaum, Chicago, Illinois. Mr. Arthur Don, Assistant Secretary of the registrant and a partner of D'Ancona & Pflaum, beneficially owns 200 shares of the registrant's common stock. Other partners at D'Ancona & Pflaum beneficially own additional shares of the registrant's Common Stock, which ownership is not material.

Item 6.  Indemnification of Directors and Officers.
--------------------------------------------------

     Section 145 of the Delaware General Corporate Law authorizes a corporation, under certain circumstances, to indemnify its directors and officers (including reimbursement for expenses incurred). The Company's Articles of Incorporation and By-Laws provide for indemnification to the fullest extent permitted by the provisions of the Delaware statute.

     The registrant maintains a directors' and officers' liability insurance policy that, subject to the terms and conditions of the policy, insures the registrant and its directors and officers against losses up to AUD $10,000,000 for any single claim in the aggregate subject to a certain retention per loss arising from any wrongful act (as defined by the policy) of the registrant, or one of its directors or officers in their capacity as a director or officer. This retention is AUD $20,000 for claims made against the registrant, except for claims made in the United States and Canada. If a claim is made against the registrant's directors and officers, there is no retention except when the claim is made in the United States or Canada, in which case the retention is AUD $50,000. The policy reimburses the registrant for amounts which the registrant lawfully indemnifies or is required or permitted by law to indemnify its directors and officers. At December 2, 1998 US $1 = AUD $1.5850

Item 7.  Exemption from Registration Claimed.
--------------------------------------------

     Not applicable.

Item 8. Consultants and Advisors
--------------------------------

     Not Applicable

Item 9.  Exhibits.
-----------------

     See Exhibit Index immediately preceding exhibits.

Item 10.  Undertakings.
----------------------

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (1)(i) and 1(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on this 4th day of December, 1998.

                              HOME SECURITY INTERNATIONAL, INC.

                              By:   /s/ Bradley D. Cooper
                                    -------------------------------
                                    Bradley D. Cooper
                                    Chief Executive Officer

     Each person whose signature appears below appoints Bradley D. Cooper, Mark Whitaker, and Dennis Puleo and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her stead, in any capacities to sign this Registration Statement on Form S-8 and any and all amendments, including post-effective amendments to this Registration Statement and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

      Signature                    Title                            Date
      ---------                    -----                            ----
/s/ Bradley D. Cooper
------------------------  Chief Executive Officer, and         December 4, 1998
Bradley D. Cooper         Director

/s/ Mark Whitaker
------------------------  Chief Financial Officer, Treasurer,  December 4, 1998
Mark Whitaker             and Executive Vice President of
                          Finance (Principal Financial and
                          Accounting Officer)

/s/ Steven Rabinovici
------------------------  Director                             December 4, 1998
Steven Rabinovici

/s/ Steven A. Rothstein
------------------------  Director                             December 4, 1998
Steven A. Rothstein


------------------------  Director                             December 4, 1998
Timothy M. Mainprize

/s/ Dennis Puleo
-----------------------     Director                     December 4, 1998
Dennis Puleo

/s/ Paul Brown
----------------------      Director                     December 4, 1998
Paul Brown

EXHIBIT INDEX

Exhibit No.                  Description
-----------                  -----------

    3.1           Registrant's Articles of Incorporation, as amended, filed as
                  Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-26399) as amended, filed with the Securities and Exchange Commission on May 2, 1997 and hereby incorporated by reference.

    3.2 Registrant's By-Laws, as amended, filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (Reg. No. 333-26399) as amended, filed with the Securities and Exchange Commission on May 2, 1997 and hereby incorporated by reference.

    4.1 The 1997 Employee Stock Option Plan filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q dated September 30, 1997 and filed with the Securities and Exchange Commission on November 14, 1997 and hereby incorporated by reference.

    4.2 The 1997 Directors Stock Option Plan filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q dated September 30, 1997 and filed with the Securities and Exchange Commission on November 14, 1997 and hereby incorporated by reference.

    5.1           Opinion of D'Ancona & Pflaum.

   24.1           Consent of Arthur Andersen

   24.2           Consent of D'Ancona & Pflaum (contained in Exhibit 5.1).

   25.1 Power of Attorney (included in Signature section of this registration statement).